EXHIBIT 4

BTD CP HOLDINGS LP

280 Park Avenue, 11th Floor

New York, NY 10017

May 15, 2009

GSO Special Situations Fund LP

GSO Capital Opportunities Fund LP

GSO Special Situations Overseas Master Fund, Ltd.,

GSO Special Situations Overseas Benefit Plan Fund, Ltd.

c/o GSO Capital Partners LP

280 Park Avenue, 11th Floor

New York, NY 10017

Attention: Timothy White

CML VII, LLC

c/o Contrarian Capital Finance, L.P.

411 W. Putnam Avenue, Suite 425

Greenwich, CT 06830

Attention: Keith McCormack

Re: Agreement Regarding Voting and Disposition of Collateral

Reference is hereby made to the Collateral Acceptance Agreement, dated as of February 12, 2009 (the “Collateral Agreement”), by and among (i) Steamboat Industries LLC (“Steamboat”), (ii) John V. Holten, (iii) BTD CP Holdings LP (f/k/a GSO CP Holdings, LP) (“CP Holdings”), and (iv) GSO Special Situations Fund LP (as assignee of and successor in interest to GSO Domestic Capital Funding LLC), (v) GSO Capital Opportunities Fund LP (as assignee of and successor in interest to GSO Credit Opportunities Fund (Helios), L.P.), (vi) GSO Special Situations Overseas Master Fund, Ltd., (vii) GSO Special Situations Overseas Benefit Plan Fund, Ltd. and (viii) CML VII, LLC ((iv)–(viii), each, “you” or a “Holder” and collectively, the “Holders”). Each capitalized term not defined herein shall have the meaning assigned to such term in the Collateral Agreement.

Pursuant to the Collateral Agreement, on the date hereof, all of Steamboat’s right, title and interest in 7,581,842 shares (“Shares”) of the common stock, par value $0.001 per share, of Standard Parking Corporation, a Delaware corporation, were transferred to CP Holdings and you. In connection with this letter agreement (this “Agreement”), such Shares are being distributed to each of you based on the proportion of the Obligations owing to each of you immediately prior to the Strict Foreclosure. CP Holdings, GSO Capital Partners LP, as investment manager to the Holders other than CML VII, LLC (“GSO”), and you are in agreement that you are likely to realize the most value from the Shares if the shares are voted in a consistent manner and disposed of in a single block. In consideration of the foregoing, the covenants and provisions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GSO and each of you, intending to be legally bound, hereby agree as follows.

None of you shall transfer any of the Shares, without the prior written consent of either (i) GSO or (ii) Holders representing a majority of the Shares (the “Majority Holders”). Each of you shall transfer the shares upon the request of and according to the instructions of GSO, but only if in connection with such transfer (x) each of the Holders transfers the same portion of shares held by such Holder immediately prior to such transfer, (y) each Holder receives the same form and per Share amount of consideration in such transfer and makes such transfer subject to the same terms and conditions and (z) each Holder is given prior notice and reasonable information with respect to such sale. Each of you will take all actions requested by GSO in connection with such transfer and execute all agreements, documents and instruments in connection therewith requested by GSO. Notwithstanding the foregoing, this Agreement shall not require any of you to participate in a transfer pursuant to a registered public offering of the Shares.

Any Holder desiring to transfer any Shares (an “Initiating Holder”), other than to an Affiliate of such Initiating Holder, will afford each other Holder the opportunity to transfer the same proportion of such other Holder’s shares in connection with such transfer, in exchange for the same form and per Share amount of consideration in and subject to the same terms and conditions of such transfer. Any Holder electing to participate in such transfer with the Initiating Holder will take all actions requested by the Initiating Holder in connection with such transfer and execute all agreements, documents and instruments in connection therewith requested by the Initiating Holder.

Each of you shall vote each of the Shares held by you in accordance with the instructions of GSO, and in furtherance of the foregoing each of you hereby appoints GSO and any designee of GSO, each of them individually, your proxy and attorney-in-fact, with full power of substitution and resubstitution to vote or act by written consent with respect to all of your Shares. Each of you hereby affirms that the proxy granted hereunder is coupled with an interest and is irrevocable. Each of you shall take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy; provided that such proxy will not affect the exercise of any contractual consent rights that you may have under this Agreement.

GSO will also use reasonable efforts to request Standard Parking Corporation to register the Shares pursuant to the Registration Rights Agreement, dated June 2, 2004 between Standard Parking Corporation and Steamboat, as amended, restated, supplemented or otherwise modified from time to time (it being understood, however, that you have no right to sell such registered shares unless GSO determines in its sole discretion that such shares should be sold pursuant to such registration; and you further understand that, even if registered, such shares may cease to remain registered).

The provisions of each of the four preceding paragraphs shall terminate on December 31, 2011.

GSO shall not have any duties or obligations except those expressly set forth in this Agreement and shall not be subject to any fiduciary or other implied duties. GSO may grant or withhold consent, and may provide binding instructions requiring a transfer, in accordance with this Agreement in its sole and absolute discretion and shall have no liability to any of you with respect to its exercise of such discretion.

Because of the unique character of the Shares and the agreements set forth herein, the parties hereto will be irreparably damaged if this Agreement is not specifically enforced. Should any dispute arise concerning (a) the transfer of Shares or (b) any other provision of this Agreement, an injunction may be issued (without the requirement that a bond be posted) restraining any transfer or any action taken in contravention of this Agreement, as the case may be, pending the determination of such controversy. In the event of any controversy concerning (x) the right or obligation to transfer any such Shares or (y) any other provision of this Agreement, such right or obligation shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall be cumulative and not exclusive, and shall be in addition to any other remedy which GSO or any Holder may have.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Agreement may be executed on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement may be delivered by facsimile or other electronic transmission of the relevant signature pages hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and each of their respective successors and assigns.

[Signature page follows.]

Sincerely,

CP Holdings:

BTD CP HOLDINGS LP

By:	BTD LLC, its General Partner

By:	/s/ George Fan
Name:	George Fan
Title:	Authorized Signatory

GSO:

GSO Capital Partners LP

By:	/s/ George Fan
Name:	George Fan
Title:	Chief Legal Officer

Acknowledged and agreed, this 15th day of May 2009:

HOLDERS:

GSO SPECIAL SITUATIONS FUND LP

By:	GSO Capital Partners LP, its Investment Manager

By:	/s/ George Fan
Name:	George Fan
Title:	Chief Legal Officer

GSO CAPITAL OPPORTUNITIES FUND LP

By:	GSO Capital Partners LP, its Investment Manager

By:	/s/ George Fan
Name:	George Fan
Title:	Chief Legal Officer

GSO SPECIAL SITUATIONS OVERSEAS MASTER FUND, LTD.

By:	GSO Capital Partners LP, its Investment Manager

By:	/s/ George Fan
Name:	George Fan
Title:	Chief Legal Officer

GSO SPECIAL SITUATIONS OVERSEAS BENEFIT PLAN FUND, LTD.

By:	GSO Capital Partners LP, its Investment Manager

By:	/s/ George Fan
Name:	George Fan
Title:	Chief Legal Officer

CML VII, LLC

By: Contrarian Funds, L.L.C., its sole member
By Contrarian Capital Management, L.L.C., its manager

By:	/s/ Janice M. Stanton
Name:	Janice M. Stanton
Title:	Member